                                                                    EXHIBIT 10.L





                           EL PASO ENERGY CORPORATION


                           SUPPLEMENTAL BENEFITS PLAN




              AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 1, 1998

                               TABLE OF CONTENTS


SECTION 1        PURPOSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         2.1     Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         2.2     Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         2.3     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         2.4     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.5     Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.6     Deferred Compensation Plans  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         2.7     Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.8     Management Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.9     Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.10    Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.11    RSP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.12    Surviving Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 3        ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         3.1     Management Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 4        PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         4.1     Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

SECTION 5        BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         5.1     Supplemental Pension Benefits  . . . . . . . . . . . . . . . . . . . . . . . . .  4
         5.2     Supplemental RSP Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         5.3     Other Supplemental Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         5.4     Time and Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         5.5     Determination of Supplemental Pension Benefit Payments . . . . . . . . . . . . .  7

SECTION 6        GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         6.1     Unfunded Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         6.2     Discretionary Investment by Company  . . . . . . . . . . . . . . . . . . . . . .  8
         6.3     Incapacity of Participant, Surviving Spouse or Beneficiary . . . . . . . . . . .  8
         6.4     Nonassignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         6.5     No Right to Continued Employment . . . . . . . . . . . . . . . . . . . . . . . .  9
         6.6     Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         6.7     Termination and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         6.8     ERISA Exemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6.9     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10




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El Paso Energy Corporation                - i -                Table of Contents
Supplemental Benefits Plan

                           EL PASO ENERGY CORPORATION
                           SUPPLEMENTAL BENEFITS PLAN
              AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 1, 1998


                             SECTION 1    PURPOSES

         The purposes of the El Paso Energy Corporation Supplemental Benefits Plan (the "Plan") are to attract and retain exceptional executives by providing retirement or termination benefits to selected officers and key management employees of outstanding competence. This Plan is effective January 15, 1992.


                            SECTION 2    DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated:

2.1  BENEFICIARY

         "Beneficiary" means the individual(s) designated by a Participant to receive benefits from this Plan in the event of his or her death. If no designated Beneficiary survives the Participant, the Beneficiary shall be the person or persons in the first of the following classes who survive the
Participant:

                 (a)      spouse at date of death,

                 (b)      descendants, per stirpes,

                 (c)      parents,

                 (d)      brothers and sisters,

                 (e)      estate.

2.2  BOARD

         "Board" means the Board of Directors of the Company.

2.3  CHANGE IN CONTROL

         A "Change in Control" shall be deemed to occur:

                 (a) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;




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Supplemental Benefits Plan
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                 (b)      upon the first purchase of the Company's Common Stock
         pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

                 (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company; or

                 (d) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.

2.4  CODE

         "Code" means the Internal Revenue Code of 1986, as amended.

2.5  COMPANY

         "Company" means El Paso Energy Corporation, a Delaware corporation.

2.6  DEFERRED COMPENSATION PLANS

         "Deferred Compensation Plans" means the El Paso Energy Corporation Deferred Compensation Plan, 1995 Incentive Compensation Plan, 1995 Omnibus Compensation Plan and other similar plans maintained by an Employer and such additional deferred compensation plans as may be designated by the Company from time to time.




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El Paso Energy Corporation                                                Page 2
Supplemental Benefits Plan
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2.7  EMPLOYER

         "Employer" means El Paso Energy Corporation, and its subsidiaries.

2.8  MANAGEMENT COMMITTEE

         "Management Committee" means the committee appointed pursuant to
Section 3.1 to administer the Plan.

2.9  PARTICIPANT

         "Participant" means each individual who participates in the Plan in accordance with Section 4.

2.10  PENSION PLAN

         "Pension Plan" means the El Paso Energy Corporation Pension Plan and any pension plans maintained by an Employer.

2.11  RSP

         "RSP" means the El Paso Energy Corporation Retirement Savings Plan.

2.12  SURVIVING SPOUSE

         "Surviving Spouse" means the person to whom surviving spouse death benefits are to be paid pursuant to the terms of the Pension Plan.


                          SECTION 3    ADMINISTRATION

3.1  MANAGEMENT COMMITTEE

         This Plan shall be administered by the Management Committee consisting of the Chief Executive Officer of the Company and such other senior officers of the Company as he or she shall designate. Subject to approval by the Board, the Management Committee shall interpret the Plan, prescribe, amend and rescind rules relating to it, select eligible Participants, and take all other action necessary for its administration, which actions shall be final and binding upon all Participants.




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El Paso Energy Corporation                                                Page 3
Supplemental Benefits Plan
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                           SECTION 4    PARTICIPANTS

4.1  PARTICIPANTS

         The Management Committee shall determine and designate the officers and key management employees of an Employer who are eligible to become Participants and receive benefits under the Plan. Each Participant must be a selected management or highly compensated employee, or entitled to qualified plan benefits in excess of the Code Section 415 limitations on benefits. A Participant who is not a selected management or highly compensated employee shall be eligible only for the benefits described in Sections 5.1(a) and 5.2(a).


                             SECTION 5    BENEFITS

5.1  SUPPLEMENTAL PENSION BENEFITS

         Upon termination of employment of a Participant, the Company shall pay or cause to be paid to such Participant (or his or her Surviving Spouse in the case of his or her death) supplemental pension benefits under this Plan which, when combined with the amounts he or she is entitled to receive under the Pension Plan shall be the actuarial equivalent of the retirement, or Surviving Spouse death benefits, which would have been payable to the Participant or his or her Surviving Spouse had the Pension Plan's benefit formula been applied:

                 (a) without regard to the limitations of Section 415 of the Code (including, without limitation, the maximum benefit payable under Section 415(b)(1), the actuarial reduction for early retirement of Section 415(b)(2)(C), the reduction for limited service or participation of Section 415(b)(5) and the combined limits of Section 415(e)),

                 (b) by including in the Participant's compensation during the period for which the Pension Plan benefits are computed, to the extent not already done so under the Pension Plan, any amount that has not been taken into account due to the limitations of Section 401(a)(17) of the Code or due to a reduction of compensation that has occurred pursuant to an election of the Participant under Section 125 or Section 401(k) of the Code or under the Deferred Compensation Plans, and

                 (c) by taking into account any service granted to the Participant and any benefit formula adjustments required by an employment contract.

         Supplemental pension benefits under this Section 5 shall be vested and nonforfeitable to the same extent that the related benefits under the Pension Plan are vested and nonforfeitable. Notwithstanding the preceding sentence, in the event of a Change in Control, the supplemental pension benefits computed under this Section 5.1 shall be fully vested and nonforfeitable immediately.




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El Paso Energy Corporation                                                Page 4
Supplemental Benefits Plan

5.2  SUPPLEMENTAL RSP BENEFITS

         Upon termination of employment of a Participant, the Company shall pay or cause to be paid to such Participant (or his or her Beneficiary in the case of his or her death) supplemental RSP benefits calculated as described below. The Company shall periodically determine the amount of any additional Employer matching contributions that would have been credited to a Participant's account under the RSP if his or her current election of Participant contributions had been given effect and no adjustment of such contributions had occurred due to:

                 (a) The maximum dollar limit under Code Section 415(c)(1)(A) on RSP annual additions,

                 (b) the maximum limit under Code Section 401(a)(17) on the compensation taken into account under the RSP,

                 (c) any further reductions in the compensation taken into account under the RSP as a result of any deferrals of compensation elected by the Participant pursuant to Section 125 or Section 401(k) of the Code or under the Deferred Compensation Plans.

         From time to time, as determined by the Management Committee, the Company shall allocate amounts equal to such additional Employer matching contributions to a ledger account (the "Memorandum Account") for the Participant as of the time or times that such amounts would have been contributed to the RSP if permitted thereunder. Interest will be credited to the balance in each Participant's Memorandum Account on a semi-monthly basis or at such other intervals as may be determined by the Management Committee. From time to time the Management Committee shall determine the rate to be used in crediting such interest and in so doing may take into account the earnings, losses, appreciation or depreciation attributable to any discretionary investment made pursuant to Section 6.2, and any other factors it deems appropriate.

         Supplemental RSP benefits under this Section 5.2 shall be vested and nonforfeitable to the same extent that the related benefits under the RSP are vested and nonforfeitable.

5.3  OTHER SUPPLEMENTAL BENEFITS

         Upon the termination of employment of a Participant, the Company shall pay or cause to be paid to such Participant (or his or her Beneficiary in the case of his or her death) other supplemental benefits as determined by the Board and contained in the Participant's employment contract or other agreement with the Company. Other supplemental benefits under this Section 5.3 shall be vested and nonforfeitable to the extent provided in the applicable employment contract or agreement.




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El Paso Energy Corporation                                               Page 5
Supplemental Benefits Plan
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5.4  TIME AND MANNER OF PAYMENT

         The payment of any benefits shall be made as provided below. Such payment or payments shall constitute a complete discharge of all obligations to the Participant and his or her Surviving Spouse or Beneficiary under the Plan.

                 (a) Supplemental Pension Benefit Payments. The amount of the payments under this subparagraph 5.4(a) shall be determined pursuant to Section 5.5.

                          (i) The payment of any supplemental benefits pursuant to Section 5.1 owed to a Participant (or his or her Surviving Spouse) shall be made in a lump sum if such Participant (A) terminates employment with the Employer prior to attaining age 55, or (B) dies while employed with the Employer. The payment shall be made as soon as practicable after the Participant's termination of employment with the Employer or death.

                          (ii) In the absence of a valid, irrevocable election made by a Participant pursuant to the provisions described in (iii) below, the payment of any supplemental pension benefits pursuant to Section 5.1 owed to a Participant who terminates employment with the Employer after attaining age 55 shall be made in a lump sum as soon as practicable after the Participant terminates employment with the Employer. The amount of such payments shall be determined under Section
                 5.5 below.

                          (iii)   In the case of a benefit payable under
                 Section 5.1, the Participant may irrevocably elect one of the forms of payment described in (iv) below. Such election must be made by the Participant before the later of (A) the date the Participant attains age 53, or (B) 30 days after becoming a Participant. For such election to become effective, the Participant must remain in continuous active employment with the Employer for at least two years or, in the case of an election made pursuant to clause (B), such Participant must remain in continuous active employment for a minimum of six months following such election. In no event will an election become effective if the Participant terminates employment with the Employer prior to attaining age 55, or dies in service.

                          (iv) A Participant may elect only one of the following forms of payment:

                                  (A)      A lump sum;




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El Paso Energy Corporation                                               Page 6
Supplemental Benefits Plan

                                  (B)      Monthly payments made over a
                                  five-year period, notwithstanding the earlier death of the Participant;

                                  (C)      Monthly payments made over a
                                  ten-year period, notwithstanding the earlier death of the Participant; or

                                  (D)      Monthly payments made over the
                                  remaining life of the Participant.

                 In the case of option (A), payment will be made as soon as practicable after the Participant's termination of employment with the Employer. In the case of (B), (C) and (D), monthly payments will commence as soon as practicable after the Participant's termination of employment with the Employer.

                 (b) Supplemental RSP Benefit Payments. The payment of any supplemental RSP benefits pursuant to Section 5.2 owed to a Participant (or his or her Beneficiary) shall be made in a lump sum as soon as practicable after the Participant's termination of employment with the Employer and shall be in an amount equal to the Participant's Memorandum Account balance at the time of such payment.

                 (c) Other Supplemental Benefit Payments. The payment of any other supplemental benefits pursuant to an employment contract or other agreement with the Company under Section 5.3 shall be made as provided in such employment contract or other agreement.

5.5  DETERMINATION OF SUPPLEMENTAL PENSION BENEFIT PAYMENTS

         The amount of a payment of supplemental pension benefits pursuant to
Section 5.1 to a Participant (or his or her Surviving Spouse in the event of the Participant's termination of employment on account of death) shall be determined by calculating the benefit according to the terms of the Pension Plan as a single life annuity. If another form of payment is payable, the amount under such form shall be actuarially equivalent to such single life benefit using the 1984 Unisex Pension Mortality Table set forward one year and the immediate PBGC interest rate in effect on January 1 of the year in which the payment becomes distributable (or such other date during such year as the Management Committee, in its sole discretion, may designate).




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El Paso Energy Corporation                                               Page 7
Supplemental Benefits Plan

                         SECTION 6   GENERAL PROVISIONS


6.1  UNFUNDED OBLIGATION

         The supplemental benefits to be paid to Participants and/or their Surviving Spouses and Beneficiaries pursuant to this Plan are unfunded obligations of the Company, and shall, until actual payment, continue to be part of the general funds of the Company. The Company is not required to segregate any monies from its general funds, or to create any trusts, or to make any special deposits with respect to these obligations. Beneficial ownership of any investments, including trust investments, which the Company may make to fulfill these obligations shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Management Committee or the Employer and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Surviving Spouse or Beneficiary or his or her creditors in any assets of the Employer whatsoever. The Participants and their Surviving Spouses and Beneficiaries shall have no claim against the Employer for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

6.2  DISCRETIONARY INVESTMENT BY COMPANY

         The Management Committee, after consulting with the actuary employed by the Company in conjunction with the Pension Plan, may from time to time direct the investment by the Company of an amount sufficient to meet all or such portion of the supplemental benefits to be paid under this Plan as the Management Committee, in its sole discretion, shall determine. The Management Committee may in its sole discretion determine that all or some portion of the amount to be invested shall be paid into one or more grantor trusts to be established by the Employer of which it shall be the Beneficiary, and to the assets of which it shall become entitled as and to the extent that Participants (or their Surviving Spouses or Beneficiaries in the case of their deaths) receive benefits under this Plan. The Management Committee may designate an investment advisor to direct investments and reinvestments of the funds, including investments of any grantor trusts hereunder.

6.3  INCAPACITY OF PARTICIPANT, SURVIVING SPOUSE OR BENEFICIARY

         If the Management Committee finds that any Participant, Surviving Spouse or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payments due (unless a prior claim therefor shall have been made by a duly appointed legal representative) at the discretion of the Management Committee may be paid to the spouse, child, parent or brother or sister of such Participant, Surviving Spouse or Beneficiary, or to any person whom the Management Committee has determined has




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Supplemental Benefits Plan
incurred expense for such Participant, Surviving Spouse or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

6.4  NONASSIGNMENT

         The right of a Participant or his or her Surviving Spouse or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

6.5  NO RIGHT TO CONTINUED EMPLOYMENT

         Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company or a subsidiary nor interfere in any way with the right of the Company or a subsidiary to terminate the employment of such Participant at any time without assigning any reason therefor.

6.6  WITHHOLDING TAXES

         Provision shall be made for the withholding of taxes under the Federal Insurance Contributions Act at the time of vesting of benefits under the Plan and appropriate income taxes shall be withheld from payments made to Participants pursuant to this Plan.

6.7  TERMINATION AND AMENDMENT

         The Board may from time to time amend, suspend, or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Board may reinstate any or all of its provisions. The Management Committee may amend the Plan provided that it may not suspend or terminate the Plan, substantially increase the administrative cost of the Plan or increase the obligations of the Company, or expand the classification of employees who are eligible to participate in the Plan. No amendment, suspension or termination may, however, impair the right of a Participant or his or her Surviving Spouse or Beneficiary to receive the supplemental benefits accrued prior to the effective date of such amendment, suspension or termination. The Board of Directors amended and restated the Plan effective as of August 1, 1998, in connection with the reorganization of the Company into a holding company structure whereby El Paso Energy Corporation became the publicly held company and El Paso Natural Gas Company became a wholly owned subsidiary. This Plan was assumed by El Paso Energy Corporation pursuant to an Assignment and Assumption Agreement effective as of August 1, 1998, by and between El Paso Energy Corporation and El Paso Natural Gas Company.

         If the Plan is terminated, Participants, Surviving Spouses and Beneficiaries who have accrued benefits under the Plan as of the date of termination will receive payment of such benefits at the times specified in the Plan. Notwithstanding this or any other provision of the Plan to the contrary, this Plan may not be terminated so long as the Pension Plan and/or RSP remain in effect.




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Supplemental Benefits Plan

6.8  ERISA EXEMPTION

         The portion of this Plan providing benefits in excess of the limitations of Section 415 of the Code is intended to qualify for exemption from the Employee Retirement Income Security Act of 1974 ("ERISA") as an unfunded excess benefit plan under Sections 3(36) and 4(b)(5) of ERISA. The portion of this Plan providing benefits in excess of the limitation of Section 401(a)(17) of the Code and other supplemental benefits is intended to qualify for exemption from Parts II, III and IV of ERISA as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

6.9  APPLICABLE LAW

         The Plan shall be construed and governed in accordance with the laws of the State Texas.




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El Paso Energy Corporation                                               Page 10
Supplemental Benefits Plan

         IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated effective as of August 1, 1998.


                                             EL PASO ENERGY CORPORATION


                                             By  /s/ Joel Richards III
                                                 -----------------------------
                                             Title:   Executive Vice President


ATTEST:


By  /s/ David L. Siddall
    ---------------------------
Title:   Corporate Secretary









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